UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           May 2, 2022

WEED, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-219922	83-0452269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 N. Post Trail
Tucson, AZ 85750
(Address of principal executive offices) (zip code)

(520) 818-8582
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into Material Definitive Agreement

On May 2, 2022, we entered into Share Exchange Agreement (the “Exchange Agreement”) with Hempirical Genetics, LLC, an Arizona limited liability company (“Hempirical”), under which we acquired all of the issued and outstanding membership interests of Hempirical from Jeffery Miller in exchange for $750,000 payable in Two Million (2,000,000) of our common stock (the “WEED Shares”), valued at $500,000 based on the value of our common stock, and $250,000 in cash to be paid over four years. Under the terms of the Exchange Agreement we issued Hempirical One Million (1,000,000) shares of our common stock on May 2, 2022, with the remaining One Million (1,000,000) shares of our common stock due to be issued on May 2, 2023.

On May 2, 2022, we entered into an Executive Employment Agreement (the “Employment Agreement”) with Jeffery Miller (“Miller”), the owner of Hempirical, under which Miller will serve as the Chief Executive Officer of HEMP Biosciences, Inc., a wholly-owned subsidiary of ours. Under the terms of the Employment Agreement, Miller’s employment will continue for two (2) years, unless the agreement is terminated earlier, in exchange for 100,000 shares of common stock paid up front and 25,000 shares per month, payable by the issuance of 150,000 shares on each April 1st and 150,000 shares on each October 1st. Miller is entitled to additional shares under the Employment Agreement upon us meeting certain operational thresholds.

The foregoing description of the Exchange Agreement and Employment Agreement are not complete and are qualified in their entirety by references to the full text of the Exchange Agreement and Employment Agreement, which are filed as exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

SECTION 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

As noted herein, on May 2, 2022, we issued Miller 1,000,000 shares of our common stock, restricted in accordance with Rule 144, under the terms of the Exchange Agreement. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

As noted herein, on May 2, 2022, we issued Miller 100,000 shares of our common stock, restricted in accordance with Rule 144, under the terms of the Employment Agreement. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

SECTION 7- Regulation FD

Item 7.01	Regulation FD Disclosure.

On July 20, 2022, we issued a press release announcing the closing of our purchase of Hempirircal. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Share Exchange Agreement with Hempirical Genetics, LLC dated May 2, 2022

10.2	Employment Agreement with Jeffery Miller dated May 2, 2022

99.1	Press Release dated July 20, 2022 issued by SOBR Safe, Inc. announcing Share Exchange Agreement with Hempirical

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEED, Inc.,
a Nevada corporation

July 19, 2022	By: /s/ Glenn E. Martin
Glenn E. Martin, Chief Executive Officer
(Principal Executive Officer)